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                                                                    EXHIBIT 10.1

                          UNITED STATES DISTRICT COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

PIRELLI ARMSTRONG TIRE                          |    Civil Action No.
CORPORATION RETIREE MEDICAL                     |    H-02-0410
BENEFITS TRUST, et al., On Behalf of            |    (Consolidated)
Themselves and All Others Similarly Situated,   |    Hon. Vanessa D. Gilmore
                                                |
                             Plaintiffs,        |    CLASS ACTION
                                                |
     vs.                                        |
                                                |
HANOVER COMPRESSOR COMPANY, et al.              |
                                                |
                                                |
                             Defendants.        |
                                                |
-------------------------------------------------

                     STIPULATION AND AGREEMENT OF SETTLEMENT

        This Stipulation and Agreement of Settlement dated as of October 23, 2003, (this "Stipulation") is made and entered into by and among the Settling Parties, by and through their counsel of record in the Settling Actions. This Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims on and subject to the terms and conditions set forth herein. All capitalized terms shall have the meanings given to such terms in Section 1 below.

                                    RECITALS

        WHEREAS, on or after February 4, 2002, putative securities class action lawsuits were filed by the plaintiffs named below on behalf of themselves and all others similarly situated in the United States District Court for the Southern District of Texas (the "Federal Court"), entitled

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Pirelli Armstrong Tire Corp. Retiree Medical Benefits Trust, et al. v. Hanover
Compressor Co., et al., Case No. H-02-0410, McBride v. Hanover Compressor Co., Case No. H02-0431, Koch v. Hanover Compressor Co., Case No. H-02-0441, Schneider
v. Hanover Compressor Co., Case No. H-02-0491, Goldstein v. Hanover Compressor Co., Case No. H-02-0526, Noyes v. Hanover Compressor Co., No. H-02-0574, Rocha
v. Hanover Compressor Co., Case No. 02-0594, Peck v. Hanover Compressor Co., Case No. H-02-0627, Mueller v. Hanover Compressor Co., Case No. H-02-0652, Langhoff v. Hanover Compressor Co., Case No. H-02-0764, Fox v. Hanover Compressor Co., Case No. H-02-0815, Rosen v. Goldberg, Case No. H-02-0959, Detectives Endowment v. Hanover Compressor Co., Case No. H-02-1016, Montag v. Hanover Compressor Co., Case No. H-02-1030 and Anderson v. Hanover Compressor Co., Case No. H-02-2306 (collectively, the "Securities Actions" were filed by the "Securities Plaintiff Class");

        WHEREAS, by Order dated March 28, 2002, the Federal Court consolidated the Securities Actions under the caption Pirelli Armstrong Tire Corp. Retiree Medical Benefits Trust, et al. v. Hanover Compressor Co., et al. (the "Consolidated Securities Action");

        WHEREAS, by Order dated January 6, 2003, the Federal Court appointed Pirelli Armstrong Tire, Retiree Medical Benefits Trust, Plumbers & Steamfitters, Local 137 Pension Fund, O. Bryant Lewis, 720 Capital Management, LLC and Specialists DPM as lead plaintiffs (the "Lead Plaintiffs") and appointed Milberg Weiss Bershad Hynes & Lerach LLP ("Milberg Weiss") as lead counsel (the "Lead Counsel") in the Consolidated Securities Action;

        WHEREAS, on and after April 10, 2002, the following derivative actions were filed in or removed to the Federal Court: Koch v. O'Connor, et al., Case No. H-02-1332, Carranza v. O'Connor, et al., Case No. H-02-1430, Steves v. O'Connor, et al., Case No. H-02-1527, Hensley v. McGann, et al., Case No. H-02-2994, Harbor Finance Partners v. McGhan, et al., Case No.

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H-02-0761, (the "Federal Derivative Actions") and on February 15, 2002, an
additional derivative action was filed in the Delaware Chancery Court: Coffelt Family, LLC v. O'Connor (the "State Derivative Action"), et al., No. CA 19410 (collectively, the "Derivative Actions" and the plaintiffs in the Derivative Actions are the "Settling Derivative Plaintiffs");

        WHEREAS, on August 19, 2002 and August 26, 2002, the Federal Derivative Actions were consolidated into the Harbor Finance Partners action (the "Consolidated Derivative Action");

        WHEREAS, on January 23, 2003, Lead Plaintiff entered into tolling agreements with each of GKH Investments, L.P., GKH Partners, L.P., Joe C. Bradford, Curtis Bedrich, Goldman, Sachs & Co., Michael A. O'Connor, William S. Goldberg, Charles D. Erwin, Ted Collins, Jr., Robert R. Furgason, Rene J. Huck, Melvyn N. Klein, Alvin V. Shoemaker and Victor Grijalva, pursuant to which the statute of limitations was tolled with respect to certain claims (the "Tolling Agreements");

        WHEREAS, on or after March 26, 2003, putative class actions alleging violations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") were filed in the Federal Court by or on behalf of the plaintiffs on behalf of themselves and all others similarly situated (the "ERISA Plaintiffs"):
Kirkley v. Hanover Co., et al., Case No. H-03-1155, Angleopoulos v. Hanover Compressor Co., et al., Case No. H-03-1064 and Freeman v. Hanover Compressor Co., et al., Case No. H-3-1095 (collectively, the "ERISA Actions");

        WHEREAS, certain of the Settling Parties, through their respective counsel, entered into a memorandum of understanding, dated May 12, 2003;

        WHEREAS, certain Settling Parties, including the plaintiffs in the Angleopoulos and Freeman actions, who were not parties to the memorandum of understanding that was entered

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into on May 12, 2003, through their counsel, entered into a first amended memorandum of understanding dated July 18, 2003;

        WHEREAS, Michael O'Connor passed away on July 23, 2003 and Karen L. O'Connor has been appointed as the Independent Executrix of his Estate in Case No. 41710-2 in the County Court at Law No. 2 of Nueces County, Texas;

        WHEREAS, by Order dated August 1, 2003, the Federal Court consolidated the ERISA Actions into the Consolidated Securities Action for purposes of settlement;

        WHEREAS, the Settling Parties, including the plaintiff in the Harbor Finance Partners action (the only Settling Plaintiff who did not enter into the July 18, 2003 first amended memorandum of understanding) entered into a Second Amended and Restated Memorandum of Understanding, dated October 13, 2003 (the "MOU");

        WHEREAS, on September 5, 2003, Lead Plaintiffs, on behalf of themselves and all others similarly situated, filed an Amended Complaint against PwC, Hanover, Michael McGhan, William S. Goldberg and Michael A. O'Connor (the "Consolidated Federal Securities Complaint");

        WHEREAS, by Order dated October 2, 2003 the Federal Court consolidated the Consolidated Derivative Actions into the Consolidated Securities Action;

         WHEREAS, on October 9, 2003 the ERISA Plaintiffs filed an Amended Consolidated Complaint for Breach of Fiduciary Duty and Violation of ERISA Disclosure Requirements in the Federal Court;

         WHEREAS, Settling Plaintiffs, through their respective counsel, have conducted and completed extensive research, discovery and investigation during the prosecution of the Settling Actions, including without limitation: (1) inspection and analysis of tens of thousands of pages

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of documents produced by Settling Defendants; (2) review of Hanover's public filings, press releases and other public statements; (3) interviews of numerous Hanover officers and employees; and (4) consultation with accounting and damages consultants;

        WHEREAS, Settling Parties have engaged in substantial arm's length negotiations in an effort to resolve all claims that have been or could be asserted in the Settling Actions, including conducting numerous meetings and telephone conferences where the terms of the agreements detailed herein were extensively debated and negotiated;

        WHEREAS, Settling Plaintiffs, through their respective counsel, have carefully considered and evaluated, inter alia, the relevant legal authorities and evidence to support the claims asserted against the Settling Defendants, the likelihood of prevailing on those claims, the Settling Defendants' respective abilities to pay any judgment obtained in light of their current financial condition, and the likely appeals and subsequent proceedings necessary if the Settling Plaintiffs did prevail against the Settling Defendants, and have concluded that the Settlement set forth herein is in the best interests of the Settling Plaintiffs;

        WHEREAS, the Settling Defendants have denied and continue to deny that they have liability as a result of any and all allegations contained in the Settling Actions, and are entering into the Settlement in order to eliminate the burden, distractions, expense and uncertainty of further litigation;

        WHEREAS, the Settling Parties and their counsel believe that the terms and conditions contained in this Stipulation are fair, reasonable and adequate; and

        WHEREAS, the Settling Parties and their counsel agree that these Recitals are an integral part of this Stipulation and constitute binding representations by the applicable Settling Parties and their counsel.

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        NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the
Settling Parties that, subject to Federal Court approval and the satisfaction of the conditions of Settlement as set forth herein, each of the Released Claims shall be finally and fully compromised, settled and released, and each of the Settling Actions shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as follows:

1.      DEFINITIONS

        As used in the Stipulation the following terms have the meanings specified below:

                1.1. "Actions" means the Consolidated Securities Action, the Derivative Actions and the ERISA Actions.

                1.2. "Authorized Claimants" means the Authorized ERISA Claimants and the Authorized Securities Claimants.

                1.3. "Authorized ERISA Claimant" means any member of the ERISA Plaintiff Class, or such Class Member's successor in interest, who files or on whose behalf is filed a timely, valid Proof of Claim and whose claim for recovery is allowed pursuant to the terms of the ERISA Settlement.

                1.4. "Authorized Securities Claimant" means any member of the Securities Plaintiff Class who files or on whose behalf is filed a timely, valid Proof of Claim and whose claim for recovery is allowed pursuant to the terms of the Securities Settlement.

                1.5. "Change of Control" means the (i) sale, lease or exchange of all or substantially all of Hanover's assets to any Person (other than a Person wholly owned, directly or indirectly, by Hanover),
        (ii) consummation of a merger, consolidation, recapitalization, reorganization or other similar transaction involving Hanover, other than

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        one in which more than 50% of the total voting power of the surviving entity outstanding immediately after such transaction is beneficially owned by the holders of the outstanding voting securities of Hanover immediately prior to such transaction, with the voting power of each such continuing holder relative to all such continuing holders not substantially altered in the transaction, (iii) dissolution or liquidation of Hanover, or (iv) the acquisition or gain by any Person, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Hanover's voting stock (based upon voting power).

                1.6.    "Claims Administrator" means the firm of Gilardi &
        Company.

                1.7. "Class Period" means the period beginning on May 4, 1999 and ending on December 23, 2002 (inclusive).

                1.8. "Code" means the Internal Revenue Code of 1986, as amended.

                1.9. "Consolidated Derivative Action" has the meaning assigned to such term in the Recitals hereof.

                1.10. "Consolidated Federal Securities Complaint" has the meaning assigned to such term in the Recitals hereof.

                1.11. "Consolidated Securities Action" has the meaning assigned to such term in the Recitals hereof.

                1.12. "Derivative Actions" has the meaning assigned to such term in the Recitals hereof.

                1.13. "Derivative Releases" has the meaning assigned to such term in Section 3.9.

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                1.14.   "Derivative Settlement" means the settlement of the
        Derivative Actions on and subject to the terms and conditions set forth in this Stipulation.

                1.15. "Derivative Settlement Fund" means the payments from the Securities Settlement Cash Fund and the Securities Settlement Stock Fund that are contemplated by Section 3.6.

                1.16. "Effective Date" means, with respect to each Settling Action, the date of completion of the following: (i) entry of an Order and Final Judgment, which approves in all material respects (x) the dismissal of the claims that have been or could be asserted in such Settling Action and (y) the releases and bar orders provided for in the Stipulation with respect to such Settling Action, and (ii) either (x) expiration of the time to appeal or otherwise seek review of the Order and Final Judgment which approves, in all material respects, the settlement of such Settling Action as provided herein, without any appeal having been taken or review sought, or (y) if an appeal is taken or review sought, the expiration of five (5) days after an appeal or review shall have been dismissed or finally determined by the highest court before which appeal or review is sought and which affirms the material terms of such appealed settlement and/or an Order and Final Judgment and is not subject to further judicial review: provided, however, that any award of attorneys' fees or costs shall not be considered a material provision of the Order and Final Judgment and any appeal of any such award shall not delay the Effective Date and any modification as a result of such appeal shall not be considered a modification of a material term.

                1.17. "ERISA" has the meaning assigned to such term in the Recitals hereof.

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                1.18.   "ERISA Actions" has the meaning assigned to such term in
        the Recitals hereof.

                1.19. "ERISA Plaintiff Class" means each and every Person who was a participant in the Plan and who, at any time during the Class Period, purchased and/or held Hanover Securities in their accounts in the Plan, and all Persons who hold or held Securities in the Plan as beneficiaries of any such participants.

                1.20. "ERISA Plaintiffs" has the meaning assigned to such term in the Recitals hereof.

                1.21. "ERISA Plan of Allocation" means the terms and procedures for allocating the ERISA Settlement Fund among, and distributing it to Authorized ERISA Claimants as set forth in the Notice, or as otherwise approved by the Federal Court.

                1.22. "ERISA Releases" has the meaning assigned to such term in Section 4.9.

                1.23. "ERISA Settlement" means the settlement of the ERISA Actions on and subject to the terms and conditions set forth in this Stipulation.

                1.24. "ERISA Settlement Fund" has the meaning assigned to such term in Section 4.2.

                1.25. "Escrow Agent" means Milberg Weiss, in its capacity as escrow agent with respect to the Settlement Fund.

                1.26. "Escrow Fund" means the escrow funds on deposit with Milberg Weiss, as escrow agent pursuant to the Escrow Agreement dated May 29, 2003, between Milberg Weiss, as escrow agent, and Hanover.

                1.27. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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                1.28.   "Federal Court" has the meaning assigned to such term in
        the Recitals hereof.

                1.29. "Federal Derivative Actions" has the meaning assigned to such term in the Recitals hereof.

                1.30. "FED. R. CIV. P. 23" means Federal Rule of Civil Procedure 23.

                1.31. "Fee and Expense Award" means the fees and expenses awarded to Lead Counsel and Settling ERISA Plaintiffs' Counsel and, to the extent approved by the Federal Court, the feeagreed to be paid to the Settling Derivative Plaintiffs' Counsel as set forth in sections 3.6 and 3.7 hereof.

                1.32. "Final" means no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise.

                1.33. "GKH" means GKH Partners, L.P., GKH Investments, L.P., GKH Private Limited, HGW Associates, L.P., DWL Lumber Corp. and JAKK Holding Corp.

                1.34. "GKH Settlement Shares" means two million five hundred thousand (2,500,000) shares of Hanover Common Stock to be paid to the Settlement Fund by GKH Partners, L.P. and GKH Investments, L.P., as provided in Sections 2.2 and 2.7.

                1.35. "Governance Term Sheet" means the Corporate Governance Settlement Term Sheet, attached hereto as Exhibit A.

                1.36. "Hanover" means Hanover Compressor Company, a Delaware corporation.

                1.37. "Hanover Common Stock" means the common stock, par value $.001 per share, of Hanover.

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                1.38.   "Hanover Securities" means Hanover Common Stock and any
        other Hanover equity or debt security or option related to the forgoing.

                1.39. "Hanover Settlement Shares" means two million five hundred thousand (2,500,000) shares of Hanover Common Stock, which may be newly issued shares, other than and in addition to the GKH Settlement Shares, to be paid by Hanover to the Settlement Fund as provided in
        Section 2.7.

                1.40. "Hanover Shareholders" means all record owners of Hanover Common Stock as of May 12, 2003.

                1.41. "Lead Counsel" has the meaning assigned to such term in the Recitals hereof.

                1.42. "Lead Plaintiffs" has the meaning assigned to such term in the Recitals hereof.

                1.43. "Letter Agreement" means that certain letter agreement, dated May 12, 2003, by and between Hanover and GKH and certain of its Related Persons, which sets forth certain agreements relating to the settlement of the Actions.

                1.44. "Michael A. O'Connor" means Michael A. O'Connor and his heirs, assigns, legatees, and devisees, the Estate of Michael A. O'Connor, Deceased, and Karen L. O'Connor as the Independent Executrix of the Estate of Michael A. O'Connor, Deceased.

                1.45. "Milberg Weiss" has the meaning assigned to such term in the Recitals hereof.

                1.46. "MOU" has the meaning assigned to such term in the Recitals hereof.

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                1.47.   "Non-Settled Action" has the meaning assigned to such
        term in Section 10.3.

                1.48. "Note" means the unsecured promissory note, in substantially the form attached hereto as Exhibit B, to be contributed to the Settlement Fund by Hanover pursuant to Section 2.7.

                1.49. "Notice" means any or all of the notices concerning the Settlement Hearings, in substantially the forms of the individual notices attached hereto as Exhibits C, D, and E and the summary notices attached hereto as Exhibits F, G and H.

                1.50. "Order and Final Judgment" means an order and final judgment in substantially the forms attached hereto as Exhibits I, J, and K.

                1.51. "Person" means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative or assign of any of the foregoing.

                1.52.   "Plan" means the Hanover Companies Retirement Savings
        Plan.

                1.53. "Preliminary Order" has the meaning assigned to such term in Section 8.1, in substantially the forms attached hereto as Exhibits L, M and N.

                1.54. "Proof of Claim" means the Proof of Claim and Substitute Form W-9, in substantially the form attached hereto as Exhibit O, which will be mailed to the Securities Plaintiff Class together with the Notice.

                1.55.   "PwC" means PricewaterhouseCoopers LLP.

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                1.56.   "Related Persons" means, with respect to any Person,
        such Person's present and former parent entities, subsidiaries (direct or indirect) and affiliates, and each of their respective present and former shareholders, general partners, limited partners, affiliates, divisions, joint ventures, partnerships, officers, directors, employees, agents, representatives, attorneys, insurers, excess insurers, experts, advisors, investment advisors, underwriters, fiduciaries, trustees, auditors, accountants, representatives, spouses and immediate family members, and the predecessors, heirs, legatees, successors, assigns, agents, executors, devisees, personal representatives, attorneys, advisors and administrators of any of them, and the predecessors, successors, and assigns of each of the foregoing, and any other Person in which any such Person has or had a controlling interest or which is or was related to or affiliated with such Person, and any trust of which such Person is the settlor or which is for the benefit of such Person or member(s) of his or her family; provided, however, that PwC, its partners and employees are excluded from this definition and shall not be deemed to be a Related Person of any Settling Party.

                1.57. "Released Claims" means the Released Securities Claims, the Released Derivative Claims and the Released ERISA Claims.

                1.58. "Released Derivative Claims" has the meaning assigned to such term in Section 3.9.

                1.59. "Released Derivative Parties" means the Settling Derivative Defendants, the Plan, GKH, and Schlumberger, and each of their respective Related Persons.

                1.60. "Released ERISA Claims" has the meaning assigned to such term in Section 4.9.

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                1.61.   "Released ERISA Parties" means the Settling ERISA
        Defendants, Karen L. O'Connor, as the Independent Executrix of the Estate of Michael A. O'Connor, Deceased, GKH, and Schlumberger, and each of their respective Related Persons, the Plan, and any Person who was or could be deemed a fiduciary of the Plan during the Class Period.

                1.62. "Released Securities Claims" has the meaning assigned to such term in Section 2.13.

                1.63. "Released Securities Parties" means the Settling Securities Defendants, the Plan, Karen L. O'Connor, as the Independent Executrix of the Estate of Michael A. O'Connor, Deceased, Schlumberger, and GKH, and each of their respective Related Persons.

                1.64. "Schlumberger" means Schlumberger Technology Corporation, Schlumberger Oilfield Holdings Limited, and Schlumberger Surenco S.A.

                1.65. "Securities Act" means the Securities Act of 1933, as amended.

                1.66. "Securities Actions" has the meaning assigned to such term in the Recitals hereof.

                1.67. "Securities Plaintiff Class" means all Persons who purchased Hanover Securities during the Class Period (including participants in the Plan who, during the Class Period, purchased Hanover Securities in their accounts in the Plan or acquired Hanover Securities through employer matching contributions) other than (a) those individuals who were officers and/or directors of Hanover during the Class Period and (i) their affiliates and (ii) members of their immediate families, (b) officers and/or directors of Hanover at the Effective Date and (i) their affiliates and (ii) members of their

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        immediate families, (c) the Settling Securities Defendants and (i) their affiliates and (ii) members of their immediate families, (d)
        Schlumberger and its subsidiaries, (e) GKH and its subsidiaries and affiliates, and (f) the Plan.

                1.68. "Securities Plan of Allocation" means the terms and procedures for allocating the Settlement Fund among, and distributing it to, Authorized Securities Claimants as set forth in the Notice, or such other Plan of Allocation as the Federal Court shall approve.

               1.69. "Securities Releases" has the meaning assigned to such term in Section 2.13.

                1.70. "Securities Settlement" means the settlement of the Consolidated Securities Action on and subject to the terms and conditions set forth in this Stipulation.

                1.71. "Securities Settlement Cash Fund" has the meaning assigned to such term in Section 2.7.

                1.72. "Securities Settlement Fund" means the Securities Settlement Cash Fund, the Securities Settlement Stock Fund, and the Securities Settlement Note Fund together with any interest and earnings thereon, after deducting the Derivative Settlement Fund and the ERISA Settlement Fund.

                1.73. "Securities Settlement Note Fund" has the meaning assigned to such term in Section 2.7.

                1.74. "Securities Settlement Stock Fund" has the meaning assigned to such term in Section 2.7.

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                1.75.   "Settlement" means the consummation of the events and
        transactions that will fully effectuate the Securities Settlement, the ERISA Settlement, and the Derivative Settlement.

                1.76. "Settlement Fund" means the cash and other property in the Securities Settlement Fund, the ERISA Settlement Fund and the Derivative Settlement Fund.

                1.77. "Settlement Hearing" means the hearing or hearings at which the Federal Court will review the adequacy, fairness, and reasonableness of the settlement.

                1.78. "Settlement Shares" means the GKH Settlement Shares and the Hanover Settlement Shares.

                1.79. "Settling Action" means each of the Consolidated Securities Action, the Derivative Actions and the ERISA Actions.

                1.80. "Settling Defendants" means the Settling Securities Defendants, the Settling Derivative Defendants and the Settling ERISA Defendants.

                1.81. "Settling Defendants' Counsel" means the Settling Derivative Defendants' Counsel, Settling ERISA Defendants' Counsel and the Settling Securities Defendants' Counsel.

                1.82. "Settling Derivative Defendants" means Michael A. O'Connor, William S. Goldberg, Melvyn N. Klein, Michael J. McGhan, Ted Collins, Jr., Robert R. Furgason, Rene J. Huck, Alvin V. Shoemaker, Victor E. Grijalva, Gordon T. Hall, I. Jon Brumley, Charles D. Erwin, and Hanover.

                1.83. "Settling Derivative Defendants' Counsel" means Katten, Muchin, Zavis & Rosenman, Dechert LLP, Beck, Redden & Secrest, Smyser, Kaplan & Veselka, LLP,

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        Wright & Brown, LLP, Orgain Bell & Tucker, LLP, Skadden, Arps, Slate,
        Meagher & Flom, LLP, and Hughes Hubbard & Reed LLP.

                1.84. "Settling Derivative Parties" means the Derivative Plaintiffs and the Settling Derivative Defendants.

                1.85. "Settling Derivative Plaintiffs" has the meaning assigned to such term in the Recitals hereof.

                1.86. "Settling Derivative Plaintiffs' Counsel" means Scott & Scott, LLC, Reich & Binstock, Maricic & Goldstein, LLP, Robbins, Umeda & Fink, LLP, Schubert & Reed LLP, Emerson Poynter LLP, The Brualdi Law Firm, and Joseph A. McDermott, III.

                1.87. "Settling ERISA Defendants" means Hanover, Michael J. McGhan, William S. Goldberg, and Michael A. O'Connor.

                1.88. "Settling ERISA Defendants' Counsel" means Beck Redden & Secrest, Wright & Brown, LLP, Orgain Bell & Tucker, LLP, Katten, Muchin, Zavis, & Rosenman, and Hughes Hubbard & Reed LLP.

                1.89. "Settling ERISA Parties" means the Settling ERISA Plaintiff Class and the Settling ERISA Defendants.

                1.90. "Settling ERISA Plaintiff Class" means each and every member of the ERISA Plaintiff Class.

                1.91. "Settling ERISA Plaintiffs' Counsel" means the Baskin Law Firm, Hoeffner & Bilek, L.L.P., Schiffrin & Barroway LLP, and Brodsky & Smith, LLC.

                1.92. "Settling Parties" means the Settling Securities Parties, the Settling Derivative Parties and the Settling ERISA Parties.

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                1.93.   "Settling Plaintiffs" means the members of the Settling
        Securities Plaintiff Class, the Settling Derivative Plaintiffs and the members of the Settling ERISA Plaintiff Class.

                1.94. "Settling Plaintiffs' Counsel" means Lead Counsel, Settling Derivative Plaintiffs' Counsel and Settling ERISA Plaintiffs' Counsel.

                1.95.   "Settling Securities Defendants" means Hanover, Michael
        J. McGhan, William S. Goldberg, Michael A. O'Connor, Charles D. Erwin and GKH.

                1.96. "Settling Securities Defendants' Counsel" means Hughes Hubbard & Reed LLP, Katten Muchin Zavis & Rosenman, Dechert LLP, Beck Redden & Secrest, Paul Weiss Rifkind, Wharton & Garrison LLP, and Wright & Brown, LLP, Orgain Bell & Tucker, LLP.

                1.97. "Settling Securities Parties" means the Settling Securities Plaintiff Class and the Settling Securities Defendants.

                1.98. "Settling Securities Plaintiff Class" or "Settling Securities Plaintiffs" means each and every member of the Securities Plaintiff Class other than those Persons who timely and validly exclude themselves from participating in the Securities Settlement.

                1.99. "State Derivative Action" has the meaning assigned to such term in the Recitals hereof.

                1.100. "Stipulation" means this Stipulation and Agreement of Settlement.

                1.101. "Supplemental Securities Agreement" means that certain confidential Supplemental Securities Agreement, provided for in Section 2.15,, by and among the

        Settling Securities Parties, providing certain additional terms upon which Hanover may terminate this Stipulation.

                1.102. "Taxes" has the meaning assigned to such term in Section 7.3.

                1.103.  "Tax Expenses" has the meaning assigned to such term in
        Section 7.3

                1.104. "Tolling Agreement" has the meaning assigned to such term in the Recitals hereof.

                1.105. "Transfer Agent" means the firm of Mellon Shareholder Services.

                1.106. "Unknown Claims" means, with respect to a Settling Party, any and all claims which such Settling Party does not know or suspect to exist in his, her or its favor at the time such Settling Party releases such claims which, if known by him, her or it, might or would have affected his, her or its decision not to object to such release or not to exclude himself, herself or itself from becoming a Class Member.

2.      SETTLEMENT OF CONSOLIDATED SECURITIES ACTION

                2.1. Settling Securities Defendants' Denial of Liability. The Settling Securities Defendants have denied, and continue to deny, that they have any liability as a result of any and all allegations that have been or could be made in the Consolidated Securities Action. The Settling Securities Defendants are entering into the Securities Settlement in order to eliminate the burden, distraction, expense and uncertainty of further litigation.

                2.2. GKH's Contribution and Settlement of Any and All Remaining Claims. GKH has entered into the Securities Settlement and GKH Partners, L.P. and GKH Investments, L.P., have agreed to pay two million five hundred thousand (2,500,000) shares of Hanover Common Stock to settle all potential liability it might have in connection with the Consolidated Securities Action.

                2.3. Corporate Governance. Hanover will implement the corporate governance enhancements, which were the subject of substantial negotiation by and among the Settling Parties and the Settling Parties' Counsel, in the time periods and in the manner contemplated by the Governance Term Sheet.

                2.4. Payment to Authorized Securities Claimants. The Securities Settlement Fund shall be distributed by or at the direction of the Claims Administrator to the Authorized Securities Claimants in the Consolidated Securities Action in accordance with the Securities Plan of Allocation.

                2.5. Securities Notice. The Claims Administrator, appointed and subject to the supervision and direction of the Federal Court, shall be responsible for providing individual notice to the Securities Plaintiff Class, in substantially the form as attached hereto as Exhibit C, providing for an opt-out time period of no less than forty (40) days from the date the Notice is mailed, and as otherwise directed by the Federal Court, as well as any other required or appropriate notice to be made by publication or otherwise.

                2.6. Reliance Upon Own Knowledge. Lead Plaintiffs expressly represent and warrant that, in entering into the Securities Settlement, they relied upon their own knowledge and investigation (including the knowledge of and investigation performed by Lead Counsel), and not upon any promise, representation, warranty or other statement made by or on behalf of any of the Settling Securities Defendants or their Related Persons not expressly contained in this Stipulation.

                2.7. Securities Settlement Fund. The following consideration will be or has been paid to the Securities Settlement Fund in connection with the Securities Settlement:

                        (a) Cash. Hanover has contributed twenty-nine million five hundred thousand dollars ($29,500,000) into the Escrow Fund which, with interest and earnings thereon, and such other amounts as are contributed to the Securities Settlement Cash Fund pursuant to the terms of this subsection (a) shall constitute the "Securities Settlement Cash Fund" as of the date hereof and shall be held by the Escrow Agent pursuant to the terms of this Stipulation. Hanover shall make an additional deposit of cash into the Securities Settlement Cash Fund in an amount equal to three million dollars ($3,000,000) within five
                (5) business days after a Change of Control, but only if either the Change of Control or the shareholder approval of such Change of Control occurs prior to the end of the twelve (12) months following the Order and Final Judgment approving the Securities Settlement.

                        (b) Settlement Shares. Within (i) five (5) business days after the Effective Date, Hanover shall deliver to the Escrow Agent the Hanover Settlement Shares and, (ii) thirty (30) business days after the Effective Date, GKH Partners, L.P. and GKH Investments, L.P., shall deliver to the Escrow Agent the GKH Settlement Shares (collectively, the "Securities Settlement Stock Fund"). The Settlement Shares shall be registered under the Securities Act or exempt from registration under the Securities Act. All costs, including those of the Transfer Agent, incurred in issuing and distributing the Settlement Shares to the Authorized Securities Claimants pursuant hereto shall be borne by Hanover. The total number of Settlement Shares to be contributed into the Securities Settlement Stock Fund will be adjusted by Hanover's Board of Directors in its good faith judgment to reflect any changes to Hanover Common Stock due to stock splits, stock dividends or reverse stock splits occurring after May 12, 2003 and prior to the date of delivery to the Escrow Agent.

                        (c) Note. Within thirty (30) business days after the Effective Date, Hanover shall deliver the Note to the Escrow Agent. Such note and all proceeds therefrom shall constitute the "Securities Settlement Note Fund."

                2.8. Cost of Notice. Lead Counsel may withdraw an amount of cash up to one hundred thousand dollars ($100,000) from the Securities Settlement Cash Fund to pay actual costs incurred in connection with providing the Notice required by Section 2.5.

                2.9.    Procedure with Respect to the Settlement Shares.

                        (a) Distribution to Lead Counsel. No earlier than five (5) business days after the Effective Date, the Escrow Agent, if requested by Lead Counsel, shall take such actions as are necessary and appropriate to ensure the issuance by Hanover of share certificates representing the Hanover Settlement Shares to be delivered to plaintiffs' counsel as directed by the Fee and Expense Award entered as part of the Securities Settlement.

                        (b) Distribution to Authorized Securities Claimants. Upon notice from the Claims Administrator that the Claims Administrator's process has been complete, the Escrow Agent shall tender to Hanover the certificates evidencing the remaining Hanover Settlement Shares and the GKH Settlement Shares (with any necessary endorsements) and request that Hanover (or its designee) issue share certificates as directed by the Claims Administrator and consistent with this Stipulation and orders of the Federal Court.

                        (c) Fractional Shares. The Claims Administrator shall be directed that no fractional Settlement Shares will be distributed or allocated to or on behalf of any Person. In addition, the Settlement Fund may liquidate Settlement Shares to pay Taxes incurred by the Settlement Fund.

                2.10. Rights With Respect to the Settlement Shares. Ten (10) days before the date of the Settlement Hearing for the Securities Settlement, Hanover shall provide Lead Counsel with (a) the written opinion of outside counsel that the Hanover Settlement Shares, when issued in accordance with this Stipulation, will be validly issued, fully paid and non-assessable and (b) either (i) the written opinion of outside counsel or (ii) a no-action letter from the Securities and Exchange Commission, addressed to either Hughes Hubbard & Reed LLP or Hanover, substantially to the effect that (A) the Hanover Settlement Shares will be issued in compliance with the registration requirements of Section 5 of the Securities Act or will be issued in reliance upon an exemption therefrom and (B) the Hanover Settlement Shares will not be deemed to be "restricted securities" within the meaning of Rule 144(a)(3) promulgated under the Securities Act (except that affiliates of Hanover, before or after the Effective Date, may be required to sell such shares in accordance with Rule 144 promulgated under the Securities
        Act).

                2.11. Attorneys' Fees. Lead Counsel may apply to the Federal Court for an award of attorneys' fees and reimbursement of all expenses incurred on behalf of the Securities Plaintiff Class. Such fees and expenses, and interest thereon, shall be payable solely out of the Securities Settlement Fund and shall be deducted therefrom prior to the distribution thereof to the Settling Securities Plaintiff Class. Following entry of any order by the Federal Court approving any fees and expenses to Lead Counsel, Lead Counsel may withdraw from the Securities Settlement Fund the fees and expenses so awarded; provided, however, that (a) prior to the Effective Date, such withdrawal must be cash only from the Securities Settlement Cash Fund and, (b) in the event that the order approving the fees and expenses so awarded is reversed or modified on appeal, Lead Counsel shall, within five (5) business days of the date which the fees and expenses award is modified or reversed, refund to the Securities Settlement Fund the fees and expenses previously distributed in full or in any amount consistent with such reversal or modification, plus interest thereon at the rate earned on the Securities Settlement Cash Fund through the date of such refund.

                2.12. Conditions. The Securities Settlement shall terminate and be of no further force or effect if any of the conditions in Section
        5.1 and 5.3 or any of the conditions set forth below are not satisfied or, with respect to the conditions in Section 2.12(b), (c), and (d), waived by Hanover:

                        (a) the funding of the Securities Settlement Fund as provided above;

                        (b) Hanover's failure to exercise its termination rights, if any, under the Supplemental Securities Settlement Agreement;

                        (c) preliminary approval by the Federal Court of the Settlement; and

                        (d) the Order and Final Judgment entered by the Federal Court, approving the Securities Settlement and providing for the Securities Releases and the bar order provided for in
                Section 2.14, becoming Final.

                2.13. Securities Releases. Upon the Effective Date, the Settling Securities Plaintiff Class, and each of their respective successors, predecessors, assigns, attorneys

        (including Lead Counsel), heirs, representatives, administrators, executors, devisees, legatees, and estates, release and forever discharge any and all claims, rights and causes of action, direct and derivative, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including, without limitation, Unknown Claims, claims under ERISA and claims under federal and state securities laws, that have been, could have been, or in the future might be or could be asserted in any form and in any forum against any of the Released Securities Parties that exist, could have existed, or may arise in connection with or that relate to both (i) the purchase or sale or holding of any Hanover Securities and (ii) any of the transactions (including the registration of securities and any failure to deliver prospectuses) matters or occurrences, or representations or omissions involved, set forth, referred to, or which relate in any way to the facts or allegations contained in or which could have been contained in the Consolidated Securities Action (including all such claims which arise under state or federal securities laws and accrued or are based on acts or omissions occurring during or prior to the end of the Class Period) (the "Released Securities Claims").

                Upon the Effective Date, the Settling Securities Defendants and each of their respective successors, predecessors, assigns, attorneys (including Settling Securities Defendants' Counsel), heirs, representatives, legatees, administrators, devisees, executors and estates release and forever discharge any and all claims, rights and causes of action, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, and whether known or unknown, that have been, could have been, or in the future might be asserted in any form or forum against any member of the Settling Securities Plaintiff Class or Lead Counsel that exist, could have existed, or may arise in connection with or that relate to the institution, prosecution or settlement of any and all claims asserted in the Consolidated Securities Action, including, but not limited to, any action for costs or attorneys' fees.

                The releases contained in this Section (the "Securities Releases") shall apply to each and every member of the Settling Securities Plaintiff Class and their counsel, including Lead Counsel, each and every Released Securities Party and each and every Settling Securities Defendants' Counsel, and the respective successors and assigns of any of the foregoing, whether directly or indirectly, representatively, derivatively or in any other capacity. The Securities Releases shall not apply to and are not intended to release any claims of the members of the Settling Securities Plaintiff Class against PwC or its partners or employees, including the claims asserted in the Consolidated Federal Securities Complaint.

                The Securities Releases also apply to Unknown Claims, and the Settling Securities Parties, Settling Securities Defendants' Counsel and Lead Counsel agree to waive the benefits of Section 1542 of the California Civil Code (and the benefits of any other law (including principles of common law) of any state or territory or other jurisdiction of the United States or of any jurisdiction outside of the United States that is similar, comparable or equivalent to Section 1542 of the California Civil Code), which provides:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                Each of the Settling Securities Parties, Lead Counsel and Settling Securities Defendants' Counsel acknowledges that the foregoing waiver was separately bargained for and is a material term of the Securities Settlement.

                2.14. Securities Bar Order. The Order and Final Judgment shall include a bar order permanently and forever barring and enjoining all Persons, specifically including but not limited to PwC, other than those Persons that timely and properly exclude themselves from the Settling Securities Plaintiff Class, from filing, commencing, instituting, prosecuting or maintaining, either directly, indirectly, representatively or in any other capacity, any claim, counterclaim, cross-claim, third-party claim or other action against any of the Released Securities Parties arising out of, based upon or relating to the transactions and occurrences referred to in the facts and allegations contained in the Consolidated Securities Action, including without limitation any claim or action seeking indemnification or contribution, however denominated, and any claim or action, whether legal or equitable in nature, known or unknown, foreseen or unforeseen, accrued or unaccrued, matured or unmatured, or for damages or permitted costs and expenses (including attorneys' fees). All such claims and actions are hereby extinguished, discharged, satisfied and unenforceable.

                Such order shall include a provision that a Final verdict or judgment against PwC shall be reduced (up to the amount of such verdict or judgment) by the greater of: (a) an amount that corresponds to the percentage of responsibility of the Released Securities Parties for the liability at issue; or (b) the amount paid to settle the Consolidated Securities Action pursuant to this Stipulation. Such order shall also prohibit any member of the Settling Securities Plaintiff Class from settling any claim against PwC without also obtaining from PwC a release running in favor of every Released Securities Party that is at least as broad as the Securities Release; provided, however that this bar order shall not apply to any indemnification obligations owed by Hanover under its by-laws or Articles of Incorporation to the other Settling Defendants.

                2.15. Supplemental Securities Agreement. Within ten (10) business days after the date hereof, Lead Counsel and Hughes Hubbard & Reed LLP shall enter into a Supplemental Securities Agreement providing for the termination of the Securities Settlement at the sole election of Hanover, in the exercise of its absolute discretion, in the event that, after the execution of the Stipulation, members of the Securities Plaintiff Class owning a specified percentage of Hanover Securities purchased during the Class Period deliver timely and otherwise valid requests for exclusion from the Securities Plaintiff Class or initiate actions regarding, or assert any of, the Released Claims against one or more of the Settling Securities Defendants. The Supplemental Securities Agreement shall be held confidential in accordance with its terms.

                2.16. Reimbursement of Lead Plaintiffs. The Lead Plaintiffs may seek Federal Court approval of such amounts as allowed by Section 21D of the Exchange Act.

3.      SETTLEMENT OF CONSOLIDATED DERIVATIVE ACTION

                3.1. Settling Derivative Defendants' Denial of Liability. The Settling Derivative Defendants have denied, and continue to deny, that they have any liability as a result of any and all allegations that have been or could be made in the Derivative Actions. The Settling Derivative Defendants are entering into the Derivative Settlement in order to eliminate the burden, distraction, expense and uncertainty of further litigation.

                3.2. Reliance Upon Own Knowledge. The Settling Derivative Plaintiffs expressly represent and warrant that, in entering into the Derivative Settlement, they relied upon their own knowledge and investigation (including the knowledge of and investigation performed by counsel), and not upon any promise, representation, warranty or other statement made by or on behalf of any of the Settling Derivative Defendants or their Related Persons not expressly contained in this Stipulation.

                3.3. Corporate Governance. Hanover will implement the corporate governance enhancements, which were the subject of substantial negotiation by and among the Settling Parties and the Settling Derivative Plaintiffs' Counsel, in the time periods and in the manner contemplated by the Governance Term Sheet.

                3.4. Role of Settling Derivative Plaintiffs' Counsel. Settling Derivative Plaintiffs, through Settling Derivative Plaintiffs' Counsel, were material participants in the settlement negotiations relating to the Derivative Actions and were a substantial factor in obtaining the following benefits for Hanover:

                        (a) payment of at least twenty six million six hundred fifty thousand dollars ($26,650,000) by Hanover's insurance carriers toward the Settlement;

                        (b) contribution of the GKH Settlement Shares into the Securities Settlement Stock Fund; and

                        (c) substantial corporate governance enhancements as detailed in the Governance Term Sheet.

                3.5. Derivative Notice. Settling Derivative Plaintiff's Counsel shall be responsible for printing and mailing appropriate court-directed individual notice to the shareholders of Hanover entitled to receive such notice, substantially in the form of Exhibit D, as well as any other required or appropriate notice to be made by publication or otherwise.

                3.6. Payments. Within three (3) business days after preliminary approval of the Derivative Settlement, Hanover shall pay seventy five thousand dollars ($75,000) to counsel for the plaintiffs in the derivative action, Koch v. O'Connor, et al., as payment for providing the Notice required by Section 3.5. Within three (3) business days after the entry of the Order and Final Judgment, Hanover shall contribute seven hundred thousand dollars ($700,000) to the Securities Settlement Cash Fund. Thereafter, provided that the Court has approved such a fee and expense award, seventy five thousand (75,000) shares of Hanover Common Stock from the Securities Settlement Stock Fund and seven hundred thousand dollars ($700,000) (which shall be deemed to have been contributed by Hanover's directors and officers insurance carriers) withdrawn from the Securities Settlement Cash Fund shall be paid to Settling Derivative Plaintiffs' Counsel, of which three hundred thousand dollars ($300,000) shall be allocated and paid to The Brualdi Law Firm.

                3.7. Attorneys' Fees. In the event that the order approving the fee and expenses so awarded is reversed or modified on appeal, and in the event that any Settling Derivative Plaintiffs' Counsel has received payment, such counsel shall, within five (5) business days of the date which the fee and expense award is modified or reversed, refund to the Derivative Settlement Fund the fees and expenses previously received by them in full or in any amount consistent with such reversal or modification, plus interest thereon at the rate earned on the Securities Settlement Cash Fund through the date of such refund. Lead Counsel shall refund, within ten (10) business days of any modification or reversal of a fee or expense award, any fees and expenses received, which are required to be but are not refunded, by any Settling Derivative Plaintiffs' Counsel as directed above.

                3.8. Conditions. The Derivative Settlement shall terminate and be of no further force or effect if any of the conditions in Section
        5.1 and 5.3, or any of the conditions set forth below, are not satisfied or, with respect to the conditions in Section 3.8 (a), (b), and (d), waived by Hanover:

                        (a) dismissal with prejudice of the State Derivative Action without additional consideration;

                        (b) preliminary approval of the Derivative Settlement by the Federal Court;

                        (c) payment of any fee and expense award to Settling Derivative Plaintiffs' Counsel directed by the Federal Court; and

                        (d) the Order and Final Judgment by the Federal Court, approving the Derivative Settlement and providing for the Derivative Releases and bar order provided for in Section 3.10, becoming Final.

                3.9. Derivative Releases. Upon the Effective Date, the Settling Derivative Plaintiffs, Hanover, and Hanover Shareholders, and each of their respective successors, predecessors, assigns, attorneys (including Settling Derivative Plaintiffs' Counsel), heirs, representatives, legatees, devisees, administrators, executors, and estates, release and forever discharge any and all claims, rights and causes of action, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including, without limitation, Unknown Claims and claims under ERISA, Delaware statutory and common law, federal and state securities laws and claims under any law governing fiduciaries or the duties of fiduciaries, that have been, could have been, or in the future might be or could be asserted in any form and in any forum by Settling Derivative Plaintiffs or Hanover Shareholders against any of the Released Derivative Parties on behalf of Hanover that exist, could have existed, or may arise in connection with or that relate to the transactions (including the registration of securities and any failure to deliver prospectuses), matters or occurrences, or representations or omissions involved, set forth, referred to, or which relate in any way to the facts or allegations contained in or which could have been contained in the Derivative Actions, (including, but not limited to, breach of any duty owed to Hanover, including the duty of care, loyalty and good faith) (the "Released Derivative Claims").

                Upon the Effective Date, the Settling Derivative Defendants and each of their respective successors, predecessors, assigns, attorneys (including Settling Derivative Defendants' Counsel), heirs, representatives, administrators, legatees, devisees, executors and estates, release and forever discharge any and all claims, rights and cause of action, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, and whether known or unknown, that have been, could have been, or in the future might be asserted in any form or forum against any of the Settling Derivative Plaintiffs or any of the Settling Derivative Plaintiffs' Counsel in the Derivative Actions in connection with or that exist, could have existed, or may arise in connection with or relate to the institution, prosecution or settlement of any and all claims asserted in the Derivative Actions, including, but not limited to, any action for costs or attorneys' fees.

                The releases contained in this Section (the "Derivative Releases") shall apply to Hanover, each and every one of the Hanover Shareholders, the Settling Derivative

        Plaintiffs, each and every Settling Derivative Plaintiffs' Counsel, each and every Released Derivative Party and each and every Settling Derivative Defendants' Counsel, and the respective successors and assigns of any of the foregoing, whether directly or indirectly, representatively, derivatively or in any other capacity.

                The Derivative Releases apply to all claims, including Unknown Claims, and the Settling Derivative Plaintiffs, Settling Derivative Plaintiffs' Counsel, Settling Derivative Defendants and Settling Derivative Defendants' Counsel agree to waive the benefits of Section 1542 of the California Civil Code (and the benefits of any other law (including any principle of common law) of any state or territory or other jurisdiction of the United States or of any jurisdiction outside of the United States that is similar, comparable or equivalent to
        Section 1542 of the California Civil Code), which provides:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                Each Settling Derivative Plaintiff, Settling Derivative Plaintiffs' Counsel, Settling Derivative Defendants and Settling Derivative Defendants' Counsel acknowledges that the foregoing waiver was separately bargained for and is a material term of the Derivative Settlement.

                3.10. Derivative Bar Order. The Order and Final Judgment shall include a bar order permanently and forever barring and enjoining all Persons, specifically including but not limited to PwC, from filing, commencing, instituting, prosecuting or maintaining, either directly, indirectly, representatively or in any other capacity, any claim, counterclaim, cross-claim, third-party claim or other action against any of the Released Derivative Parties arising out of, based upon or relating to the transactions and occurrences referred to in the facts and allegations contained in the Derivative Actions, including without limitation any claim or action seeking indemnification or contribution, however denominated, and any claim or action, whether legal or equitable in nature, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, or for damages or permitted costs and expenses (including attorneys' fees). All such claims and actions are hereby extinguished, discharged, satisfied and unenforceable.

                Such order shall include a provision that a final verdict or judgment against a defendant other than a Released Derivative Party in the Settling Derivative Action or in any other action arising out of, based upon or relating to the transactions and occurrences referred to in the complaints in the Derivative Actions shall be reduced (up to the amount of such verdict or judgment) by the greater of: (a) an amount that corresponds to the percentage of responsibility of the Released Derivative Parties for the liability at issue; or (b) the amount paid to plaintiffs by the Released Derivative Parties in respect of the liability at issue. Such order shall also prohibit any Settling Derivative Plaintiff from settling any claim against PwC without also obtaining from PwC a release running in favor of every Released Derivative Party that is at least as broad as the Derivative Release, provided, however that this bar order shall not apply to any indemnification obligations owed by Hanover under its by-laws or Articles of Incorporation to the other Settling Defendants.

4.      SETTLEMENT OF ERISA ACTIONS

                4.1. Settling ERISA Defendants' Denial of Liability. The Settling ERISA Defendants have denied, and continue to deny, that they have liability as a result of any and all allegations that have been or could be made in the ERISA Actions. The Settling ERISA Defendants are entering into the ERISA Settlement in order to eliminate the burden, distraction, expense and uncertainty of further litigation.

                4.2. ERISA Settlement Fund. The Escrow Agent shall allocate an amount (the "ERISA Settlement Fund") equal to one million seven hundred seventy five thousand dollars ($1,775,000) in cash from the Securities Settlement Cash Fund, plus interest earned thereon, to fund payments relating to the ERISA Settlement.

                4.3. Settled Claims. The ERISA Settlement contemplated herein shall be a settlement both of the claims made on a class action basis and a settlement of the claims made to or on behalf of the Plan.Reliance Upon Own Knowledge. The ERISA Plaintiffs expressly represent and warrant that, in entering into this ERISA Settlement, they relied upon their own knowledge and investigation (including the knowledge of and investigation performed by Settling ERISA Plaintiffs' Counsel), and not upon any promise, representation, warranty or other statement made by or on behalf of any of the Settling ERISA Defendants or their Related Persons not expressly contained in this Stipulation.

                4.4. Structural and Equitable Relief. Each participant in, or beneficiary under, the Plan shall have the right to direct the investment of his or her employer contribution to the Plan, upon the vesting thereof, in the same manner and among the same investment alternatives as are available for the investment of employee contributions to the Plan (provided, however, that the employer contributions may continue to be made in the form of Hanover Common Stock).

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

                4.5. Attorneys' Fees. Settling ERISA Plaintiffs' Counsel may apply to the Federal Court for an award of attorneys' fees and reimbursement of all expenses incurred by them on behalf of the Settling ERISA Plaintiff Class. Such fees and expenses, and interest thereon, shall be payable out of the ERISA Settlement Fund and shall be deducted from the ERISA Settlement Fund prior to the distribution thereof to the Plan. Following entry of any order by the Federal Court approving afees and expenses to Settling ERISA Plaintiffs' Counsel, Lead Counsel may withdraw from the ERISA Settlement Fund, and allocate the fees and expenses so awarded, provided, however that in the event that the order approving the fee and expenses so awarded is reversed or modified on appeal, and in the event that any Settling ERISA Plaintiffs' Counsel has received payment, such counsel shall, within five (5) business days of the date which the fee and expense award is modified or reversed, refund to the ERISA Settlement Fund the fees and expenses previously received by them in full or in any amount consistent with such reversal or modification, plus interest thereon at the rate earned on the Securities Settlement Cash Fund through the date of such refund. Lead Counsel shall refund, within ten (10) business days of any modification or reversal of a fee or expense award, any fee and expense amount discussed above which is not refunded by any Settling ERISA Plaintiffs' Counsel as directed above.

                4.6. Award to Named ERISA Plaintiff. The named plaintiff in Kirkley v. Hanover, et al., Case No. H-03-1155, will submit to the Federal Court an application for an award, in recognition of his services, not to exceed two thousand five hundred dollars ($2,500), which award shall be withdrawn from the ERISA Settlement Fund portion of the Securities Settlement Cash Fund. Such award, if approved, shall be paid from the ERISA Settlement Fund prior to distribution of the balance thereof to the Plan.

                4.7. Notice. The Claims Administrator shall be responsible for providing the Notice to the members of the Settling ERISA Plaintiff Class, substantially in the form of Exhibit E, as well as any other required or appropriate notice to be made by publication or otherwise, all costs of which shall be paid by the Plan or Hanover.

                4.8. Conditions. The ERISA Settlement shall terminate and be of no further force or effect if any of the conditions in Section 5.1 and 5.3, or any of the conditions set forth below, are not satisfied or, with respect to the conditions in Section 4.8 (c) and (d), waived by
        Hanover:

                        (a) the funding of the ERISA Settlement Fund as provided herein;

                        (b) the implementation of the structural and equitable relief contemplated in Section 4.4 above;

                        (c) preliminary approval by the Federal Court of the ERISA Settlement except with respect to attorneys' fees; and

                        (d) The Order and Final Judgment by the Federal Court, approving the ERISA Settlement and providing for the ERISA Releases and bar order provided for in Section 4.10 becoming Final.

                4.9. ERISA Releases. Upon the Effective Date the Settling ERISA Plaintiff Class (and each of their respective successors, predecessors, assigns, attorneys (including Settling ERISA Plaintiffs' Counsel) heirs, representatives, administrators, legatees, devisees, executors and estates release and forever discharge any and all claims, rights and causes of action, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including Unknown Claims, that have been, could have been, or in the future might be or could be asserted in any form or forum against any of the Released ERISA Parties in connection with or that exist, could have existed, or may arise as to the transactions, matters or occurrences, representations or omissions, involved, set forth, referred to, or which relate in any way to the facts of and allegations contained in the ERISA Actions including, but not limited to, claims for negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, breach of contract, negligent or willful misrepresentation, and violations of ERISA or other state or federal statutes, rules or regulations, provided, however, that the releases shall be limited to matters pertaining to the Plan that were or could have been prosecuted on a Plan-wide or Class-wide basis (the "Released ERISA Claims").

                Upon the Effective Date, the Settling ERISA Defendants and GKH and each of their respective successors, predecessors, assigns, attorneys (including Settling ERISA Defendants' Counsel), heirs, representatives, administrators, legatees, devisees, executors and estates release and forever discharge any and all claims, rights and cause of action, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, and whether known or unknown, that have been, could have been, or in the future might be asserted in any form or forum against any member of the Settling ERISA Plaintiff Class or any of the Settling ERISA Plaintiffs' Counsel in the Settling ERISA Actions in connection with or that exist, could have existed, or may arise as to the institution, prosecution or settlement of any and all claims asserted in the Settling ERISA Actions, including, but not limited to, any action for costs or attorneys' fees.

                The releases contained in this Section (the "ERISA Releases") shall apply to each and every member of the Settling ERISA Plaintiff Class, each and every Settling ERISA Plaintiffs' Counsel, each and every Released ERISA Party and each and every Settling ERISA Defendants' Counsel, and the respective successors and assigns of any of the foregoing, whether directly or indirectly, representatively, derivatively or in any other capacity.

                The ERISA Releases apply to all claims, including Unknown Claims, and the Settling ERISA Plaintiff Class, Settling ERISA Plaintiffs' Counsel, Settling ERISA Defendants and Settling ERISA Defendants' Counsel agree to waive the benefits of Section 1542 of the California Civil Code (and the benefits of any other law (including any principle of common law) of any state or territory or other jurisdiction of the United States or of any jurisdiction outside of the United States that is similar, comparable or equivalent to Section 1542 of the California Civil Code), which provides:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                Each member of the Settling ERISA Plaintiff Class, Settling ERISA Plaintiffs' Counsel, Settling ERISA Defendants and Settling ERISA Defendants' Counsel acknowledges that the foregoing waiver was separately bargained for and is a material term of the ERISA Settlement.

                4.10. ERISA Bar Order. The Order and Final Judgment shall include a bar order permanently and forever barring and enjoining all Persons, specifically including but not limited to PwC, from filing, commencing, instituting, prosecuting or maintaining, either directly, indirectly, representatively or in any other capacity, any claim, counterclaim, cross-claim, third-party claim or other action against any of the Released ERISA Parties arising out of, based upon or relating to the transactions and occurrences referred to in the facts and allegations contained in the ERISA Actions, including without limitation any claim or action seeking indemnification and/or contribution, however denominated, and any claim or action whether legal or equitable in nature, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, or for damages or permitted costs and expenses (including attorneys' fees). All such claims and actions are hereby extinguished, discharged, satisfied and unenforceable.

                Such order shall include a provision that a Final verdict or judgment against a defendant other than a Released ERISA Party in any of the ERISA Actions or in any other action arising out of, based upon or relating to the transactions and occurrences referred to in the complaints in the ERISA Actions shall be reduced (up to the amount of such verdict or judgment) by the greater of: (a) an amount that corresponds to the percentage of responsibility of the Released ERISA Parties for the liability at issue; or (b) the amount paid to plaintiffs by the Released ERISA Parties in respect of the liability at issue. Such order shall also prohibit the Settling ERISA Plaintiff Class and the Settling ERISA Plaintiffs' Counsel from settling any claim against a Non-Settling Defendant without also obtaining from such Non-Settling ERISA Defendant a release running in favor of every Released ERISA Party that is at least as broad as the ERISA Release, provided, however that this bar order shall not apply to any indemnification obligations owed by Hanover under its by-laws or Articles of Incorporation to the other Settling Defendants.

                4.11. Payment to Authorized ERISA Claimants. The ERISA Settlement Fund shall be distributed by the Claims Administrator to the Plan for redistribution to Authorized ERISA Claimants, both in accordance with the ERISA Plan of Allocation.

5.      ADDITIONAL CONDITIONS TO EFFECTIVENESS OF THE SETTLEMENT

                5.1. Approval. Hanover shall have obtained such consents, waivers and approvals from its banks and other lenders as it deems necessary in connection with the Settlement, all of which Hanover shall seek in good faith.

                5.2. Performance by GKH. GKH shall have performed all obligations to be performed by it as provided in this Stipulation and in the Letter Agreement.

                5.3. Cross-Contingency. In the event that the Federal Court does not approve all of the Securities Settlement, the ERISA Settlement, and the Derivative Settlement, Hanover may, in its sole discretion, terminate any or all of the (1) Securities Settlement, (2) Derivative Settlement, and (3) ERISA Settlement, provided, however, that nothing herein shall inhibit Hanover from consummating any of the Securities Settlement, Derivative Settlement, or ERISA Settlement despite the disapproval of any of such Settlements.

                5.4. Performance by Hanover. Hanover shall have performed all obligations to be performed by it on or prior to the Effective Date as provided in this Stipulation and in the Letter Agreement.

6.      ESCROW MATTERS

                6.1. Appointment of Escrow Agent. Pursuant to the terms hereof, Milberg Weiss is hereby appointed the Escrow Agent and Milberg Weiss accepts the duties and obligations of the Escrow Agent set forth herein.

                6.2. Investment of Settlement Fund. The Escrow Agent shall invest the Securities Settlement Cash Fund in instruments backed by the full faith and credit of the United States Government with a maturity of not more than 90 days, and reinvest the proceeds of such instruments in the same manner as they mature, and may deposit a portion of the cash portion of the Securities Settlement Cash Fund into an interest bearing account in which the funds held therein are at all times fully insured by the Federal Deposit Insurance Corporation (or any successor thereto).

                6.3. Distribution of Settlement Fund. The Settlement Fund shall be distributed (or the instruments in which the Securities Settlement Cash Fund is invested distributed) by the Escrow Agent only at such time or times and in such manner as is expressly set forth herein or as otherwise authorized or directed by the Federal Court.

                6.4. Concerning the Escrow Agent. The Escrow Agent further covenants and agrees with the Settling Defendants that:

                        (a) Except as is otherwise agreed by the Settling Defendants and the Escrow Agent, the Escrow Agent shall not invest any funds held hereunder except as directed pursuant to this Stipulation. Uninvested funds held hereunder shall not earn or accrue interest.

                        (b) This Stipulation (including the Note) sets forth certain duties of Milberg Weiss in its capacity as the Escrow Agent, but does not relieve Milberg

                Weiss of, and Milberg Weiss remains obligated to comply with, its obligations as Lead Counsel or otherwise that may be contained elsewhere in this Stipulation or any other agreement entered into between the Settling Defendants and Lead Counsel (or their respective representatives or counsel).

                        (c) To induce the Escrow Agent to act as such hereunder, the Escrow Agent shall be entitled to rely, if it is acting in good faith, upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may, if it is acting in good faith, act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                        (d) Except and to the extent Lead Counsel is otherwise permitted to make a withdrawal to pay counsel fees and expenses pursuant to this Stipulation, the Escrow Agent does not have any beneficial interest in the Settlement Fund, but is serving as escrow holder only and having only possession thereof subject to the terms hereof, and the Escrow Agent shall not be entitled to any fees or other compensation for, or reimbursement for any expenses incurred in connection with, the services to be rendered by the Escrow Agent hereunder.

                        (e) Until the Effective Date, the Escrow Agent (and any successor Escrow Agent) may be removed or may resign only upon the execution by the

                Settling Defendants and the Escrow Agent of an instrument to that effect. Upon the removal or resignation of the Escrow Agent in accordance with the foregoing sentence, the Escrow Agent (and any successor Escrow Agent) shall deliver the Settlement Fund to any successor Escrow Agent designated in writing or, if no such successor is so designated, to the Federal Court, whereupon the Escrow Agent shall be discharged of and from any and all obligations under this Section 6.

                        (f) In the event of any disagreement between the Settling Parties resulting in adverse claims or demands being made in connection with the Settlement Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Settlement Fund until the Escrow Agent shall have received (i) a Final non-appealable order of the Federal Court directing delivery of the Settlement Fund or (ii) a written agreement executed by the Escrow Agent and the Settling Defendants directing delivery of the Settlement Fund, in which event the Escrow Agent shall disburse the Settlement Fund in accordance with such order or agreement.

7.      TAX MATTERS

                7.1. Qualified Settlement Fund. The Settling Parties and the Escrow Agent agree that the Settlement Fund and all of its constituent parts (including the Securities Settlement Cash Fund, the Securities Settlement Note Fund, and the Securities Settlement Stock Fund), shall be a "qualified settlement fund" within the meaning of Treas. Reg. Sec. 1.468B-1 at all times after preliminary approval of this Stipulation by the Federal

        Court, it being agreed that preliminary approval of this Stipulation shall constitute Federal Court approval of the establishment of the Settlement Fund and all of its constituent parts (including the Securities Settlement Cash Fund, the Securities Settlement Note Fund and the Securities Settlement Stock Fund). In addition, the Escrow Agent shall, if and only if Hanover so requests, timely make such elections as necessary or advisable to carry out the provisions of this Section 7.1, including a "relation-back election" (as defined in Treas. Reg. Sec. 1.468B-1). Such elections shall be made in compliance with the procedures and requirements contained in the applicable regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties and thereafter to cause the appropriate filing to occur.

                7.2. Returns. For the purpose of Section 468B of the Code, and the regulations promulgated thereunder, the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Sec. 1.468B-2(k)).

                7.3. Taxes. All (i) taxes (including any estimated taxes, interest, penalties or additions to tax) arising with respect to the income earned by the Settlement Fund, including any taxes that may be imposed upon the Settlement Fund, Settling Defendants or Settling Defendants' Counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes ("Taxes"), and (ii) expenses and costs incurred in connection with the operation and implementation of this Section 7.3

        (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this Article 7 ("Tax Expenses"), shall be paid out of the Settlement Fund. Settling Defendants and Settling Defendants' Counsel shall have no liability or responsibility for Taxes or Tax Expenses. The Escrow Agent hereby indemnifies and holds harmless each of the Settling Defendants and Settling Defendants' Counsel for any and all Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Federal Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to the Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Sec. 1.468B-2(1)(2); neither Settling Defendants nor Settling Defendants' Counsel are responsible nor shall they have any liability therefore. The Settling Parties shall cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Article 7.

8.      PRELIMINARY ORDER AND SETTLEMENT HEARING

                8.1. Application for Preliminary Order. Within five (5) business days after the execution and delivery of this Stipulation by all parties hereto, the Settling Parties shall submit this Stipulation together with its Exhibits to the Federal Court and shall apply for entry of an order, requesting, inter alia, the preliminary approval of the Settlement, certification of relevant claims for settlement purposes, and approval for the mailing and publication of the Notices (the "Preliminary Order").

9. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS, AND SUPERVISION AND DISTRIBUTION OF SECURITIES SETTLEMENT FUND AND ERISA SETTLEMENT FUND

                9.1. Administration of the Settlement Fund. The Claims Administrator, appointed and subject to such supervision and direction of the Federal Court, shall administer and calculate the claims submitted by or on behalf of Settling Plaintiffs and shall oversee distribution of the Settlement Fund to the Authorized Claimants or, as applicable, to the Plan for redistribution to the Authorized Claimants.

                9.2. Distribution of the ERISA Settlement Fund. Distribution of the ERISA Settlement Fund shall be applied as follows:

                        (a)     to pay the Taxes and Tax Expenses described in
                Article 7 hereof to the extent allocable to the ERISA
                Settlement;

                        (b) to pay Settling ERISA Plaintiffs' Counsel attorneys' fees and expenses, if and to the extent allowed by the Federal Court, and as otherwise provided in this Stipulation;

                        (c) to pay all the costs and expenses of the Claims Administrator reasonably and actually incurred in connection with discharging its responsibilities in connection with the process of distributing the ERISA Settlement Fund to Authorized ERISA Claimants, and paying escrow fees and costs allocable to the ERISA Settlement Fund, if any;

                        (d) to pay the named plaintiff in Kirkley v. Hanover, et al., Case No. H-03-1155, two thousand five hundred dollars ($2,500), if such award is approved by the Federal Court; and

                        (e) to distribute the ERISA Settlement Fund (after deducting costs and expenses allowed pursuant to Section 9.2(a),
                (b), (c), and (d)) to Authorized ERISA Claimants as allowed by the ERISA Plan of Allocation.

                9.3. Distribution of the Securities Settlement Fund. The Securities Settlement Fund shall be applied as follows:

                        (a)     to pay the Taxes and Tax Expenses described in
                Article 7 hereof to the extent allocable to the Securities Settlement;

                        (b) to pay Lead Counsel attorneys' fees and expenses, if and to the extent allowed by the Federal Court, and as otherwise provided in this Stipulation;

                        (c) to pay all the costs and expenses reasonably and actually incurred in connection with providing Notice to and locating Securities Plaintiff Class, soliciting claims of Securities Plaintiff Class, assisting with the filing of claims, administering and distributing the Securities Settlement Fund to Authorized Securities Claimants, processing proofs of claim and release forms and paying escrow fees and costs allocable to the Securities Settlement Fund, if any; and

                        (d) to distribute the Settlement Fund (after deducting costs and expenses allowed pursuant to Section 9.3(a),
                (b) and (c)) to Authorized Securities Claimants as allowed by the Securities Plan of Allocation.

                9.4. Distribution of Remaining Balance of Securities Settlement Fund. The Securities Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with the Securities Plan of Allocation. However, if there is any balance remaining in the Securities Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise) after the later of (a) twenty four (24) months after the Effective Date or (b) twelve (12) months after the cancellation or maturity of the Note, Lead Counsel shall reallocate such balance among the Authorized Securities Claimants in an equitable and economic fashion. Thereafter, any balance which still remains in the Securities Settlement Fund shall be donated to an appropriate non-profit organization or distributed as may be ordered by the Federal Court consistent with the terms of this Stipulation.

                9.5. Responsibility of Administration. Settling Defendants' Counsel shall not have any responsibility for, interest in, or liability whatsoever with respect to, (i) the investment, distribution or administration of the Settlement Fund (or losses incurred as a result thereof), (ii) the determination or administration of the Securities Plan of Allocation or the ERISA Plan of Allocation, (iii) the solicitation or calculation of Proofs of Claim from any Authorized Claimant, or (iv) the payment or withholding of Taxes, or any losses incurred in connection with or by the Settlement Fund.

                9.6. Release of Liability for Distributions. No Person shall have any claim against any Settling Party, their counsel or any of their Related Persons based on the distributions made in accordance with this Stipulation or further orders of the Federal Court.

                9.7. Claims by Persons Who Are Both Settling Securities Plaintiffs and Settling ERISA Plaintiff Class Members. Settling ERISA Class members who by virtue of their holdings in the Plan are also Settling Securities Plaintiffs shall have submitted on their behalf by the Plan Proofs of Claims for such holdings in connection with both the Securities and ERISA Settlements. Distributions in response to such Proofs of Claim shall be as described in the Securities Plan of Allocation and the ERISA Plan of Allocation, respectively.

                9.8. Certain Obligations of the Plan, the Claims Administrator, and Hanover.

                        (a)     Submission of Information to Claims
                Administrator. The Plan shall timely submit to the Claims Administrator all available information concerning the holdings of and transactions in Hanover Securities in the Plan by members of the Settling ERISA Plaintiff Class as may be required in connection with submission of a Proof of Claim for participation in the Securities Settlement and the ERISA Settlement. Such submissions shall be deemed for all purposes to be Proofs of Claim submitted by the Settling ERISA Plaintiff Class members with respect to such holdings for participation in the Securities Settlement and the ERISA Settlement.

                        (b) Actions by Claims Administrator. The Claims Administrator will process the information provided by the Plan as described in Section 9.8(a) above and calculate the distributions in cash and Hanover Common Stock due to each member of the Settling ERISA Plaintiff Class from the ERISA Settlement Fund and the Securities Settlement Fund, all deductions from such funds required under this Stipulation having been made. The Claims Administrator will provide the results of such calculations to the Plan and will transfer or cause to be transferred to the Plan an aggregate amount of cash and Hanover Common Stock equal to the sum of cash and Hanover Common Stock that it has calculated are due to each of the Settling ERISA Class Members.

                        (c) Distribution of Settlement Proceeds. All proceeds from the ERISA Settlement and the Securities Settlement distributed by or at the direction of the Claims Administrator to the Plan pursuant to Section 9.8(b) above shall be redistributed by the Plan to the members of the Settling ERISA Plaintiff Class on a pass-through basis within thirty (30) days of the later of the receipt of the funds and the information specifying the distribution to be made to each member of the Settling ERISA Plaintiff Class. Such redistribution shall correspond in amount and kind with the calculations provided by the Claims Administrator. The Plan shall make all redistributions of proceeds of the ERISA Settlement that it receives directly to the Plan accounts of members of the Settling ERISA Plaintiff Class who have such accounts or, to the extent and in the manner permitted by law, to any other account which such members may specify. The Plan and/or Hanover shall cause to be discharged all of the Plan's reporting obligations under federal or state tax laws or ERISA in respect of its redistribution of such proceeds. The Plan shall bear the costs and expenses attributable to discharging all of its obligations under this Stipulation. Any proceeds that cannot be redistributed by the Plan upon the exercise of reasonable efforts or as otherwise required by law shall be converted into cash and, subject to the requirements of law, shall be used first to pay costs associated with the redistribution of proceeds and thereafter shall become the property of the Plan. Any unrecovered costs to the Plan of effecting the redistribution of proceeds shall be borne by Hanover.

                        (d) Implementation of Plan's Obligations. Hanover will cause the Plan to undertake the obligations imposed on it hereunder.

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

10.     TERMINATION

                10.1. Termination of the Stipulation. In the event that the Stipulation is terminated or cancelled, for any reason, within ten (10) business days after written notification of such event is sent by Hanover to the Escrow Agent, (a) the Securities Settlement Cash Fund (including accrued interest), net of any reasonable and actual costs incurred for notice expenses, shall be refunded by the Escrow Agent to Hanover, (b) the Note (if issued) shall be cancelled and returned by the Escrow Agent to Hanover, (c) the Hanover Settlement Shares (if previously delivered) shall be returned by the Escrow Agent to Hanover, and (d) the GKH Settlement Shares (if previously delivered) shall be returned by the Escrow Agent to GKH. At the request of Hanover, the Escrow Agent or its designee shall apply for any Tax refund owed to the Securities Settlement Cash Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, to Hanover.

                10.2. Restoration in Event of Termination. In the event that the Settlement is terminated or cancelled, for any reason, the Settling Parties shall be restored to their respective positions in the Settling Actions as of May 11, 2003. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in any of the Actions, and any judgment or order entered by the Federal Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Federal Court or modification or reversal on appeal of any order of the Federal Court concerning any Plan of Allocation or the amount of any attorneys' fee and expense award approved by the Federal Court shall constitute grounds for cancellation or termination of the Stipulation.

                10.3. Partial Settlement. Without limiting the generality of Sections 10.1 and 10.2, if one or more of the Securities Settlement, ERISA Settlement, or Derivative Settlement is or are terminated as contemplated by this Stipulation (each, a "Non-Settled Action"), but any of such settlements is consummated as contemplated by this Stipulation, then (a) that portion of the Settlement Fund, less any reasonable and actual cost of Notice, as relates to the Non-Settled Actions shall be refunded and returned in a like manner as contemplated by Section 10.1 above and (b) the Settling Parties in the Non-Settled Actions shall be restored to their respective positions in the Non-Settled Actions in a like manner as contemplated by Section 10.2 above.

11.     MISCELLANEOUS PROVISIONS

                11.1.   Cooperation of Settling Parties. The Settling Parties
        (a) acknowledge that it is their intent to consummate the Settlement and
        (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their commercially reasonable efforts to accomplish the foregoing terms and conditions of this Stipulation and to consummate the transactions contemplated hereby.

                11.2. Acknowledgment of Adequate Consideration. The Settling Parties acknowledge, represent and warrant to each other that the mutual releases and payments hereunder are such that each of the Settling Parties is to receive adequate consideration for the consideration given.

                11.3. No Admissions. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement (a) is or may be deemed to be or may be used as an admission of, or evidence

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

        of, the validity of any Released Claim, or of any wrongdoing or liability of the Settling Defendants or any of their Related Persons;
        (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Settling Defendants or any of their Related Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (c) is or may be alleged or mentioned so as to contravene clause (a) above in any litigation or other action unrelated to the enforcement of this Stipulation. Settling Defendants may file this Stipulation or any judgment or order of the Federal Court related hereto in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Order and Final Judgment in the Securities Settlement, the Derivative Settlement, and the ERISA Settlement will contain a statement that, during the course of the litigation, the Settling Parties and the Settling Parties' Counsel complied with the requirements of Federal Rule of Civil Procedure 11.

                11.4. Confidentiality Agreements. All agreements made and orders entered during the course of the negotiations relating to the confidentiality of information shall survive this Stipulation and the Settlement.

                11.5. Exhibits. All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

                11.6. Costs. Except as otherwise expressly provided herein, the Settling Parties shall bear their own costs.

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

                11.7. Entire Agreement. This Stipulation, the May 2003 Supplemental Agreement between GKH and Hanover, the Supplemental Securities Agreement, the Escrow Agreement, and all documents executed pursuant hereto constitute the entire agreement between the parties with respect to the settlement of the Actions and supersede any and all prior negotiations, discussions, agreements or undertakings, whether oral or written, with respect to the settlement of the Actions including, but not limited to, the MOU.

                11.8. Counterparts. The Stipulation may be executed in one or more counterparts and all such counterparts together shall be deemed to be one and the same instrument.

                11.9. Binding Effect. This Stipulation shall be binding upon, and inure to the benefit of, the Released Securities Parties, the Released Derivative Parties, the Released ERISA Parties, the Settling Parties and each of their respective Related Persons. This Stipulation is not intended, and shall not be construed, to create rights in or confer benefits on any other Persons, and there shall not be any third party beneficiaries hereto except as expressly provided hereby with respect to such aforementioned Persons who are not parties hereto.

                11.10. Judicial Enforcement. The Federal Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Settlement, and the Settling Parties submit to the jurisdiction of the Federal Court for purposes of implementing and enforcing the terms of the Stipulation and Settlement.

                11.11. Choice of Law. This Stipulation shall be governed by the laws of the State of Texas, excluding its choice of law provisions.

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

                11.12. Warrant of Authority. Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

                11.13. Waiver of Breach. The Settling Parties may not waive or vary any right hereunder except by an express written waiver or variation. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right. The waiver by one Settling Party of any breach of this Stipulation by another Settling Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

                11.14. Fair Construction. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

                11.15. No Assignment of Claims. Each member of the Settling Securities Plaintiff Class and the Settling ERISA Plaintiff Class, and each Settling Derivative Plaintiff hereby represents and warrants that it has not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under, or arising out of any of the claims being settled or released herein, provided, however, that nothing contained in this Stipulation should prevent any member of the Settling Securities Plaintiff Class from assigning his, her, or its right to distributions from the Settlement Fund.

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

                11.16. Totality of Releases and Bar Orders. For the avoidance of doubt, the Settling Parties hereby acknowledge and agree that, if the Settlement is consummated in all material respects, (i) the Securities Release, Derivative Release and ERISA Release shall operate together with duplication and without exclusion of any Released Claim and (ii) the bar orders contemplated by Sections 2.14, 3.10 and 4.10 shall operate together with duplication and without exclusion of any matter discussed therein.

                11.17. Tolling Agreements Void. The Tolling Agreements shall be void upon the Effective Date of the Securities Settlement.

                11.18. No Compensation Necessary as a Result of Losses. The Settling Plaintiffs and the Settling Plaintiffs' Counsel acknowledge that the Settlement Fund may suffer losses as a result of investment of the Securities Settlement Cash Fund or fluctuations in value of the Settlement Shares (including fluctuations and resulting losses before the Settlement Shares are contributed to the Securities Settlement Stock
        Fund), or the Note, and they agree that none of the Settling Defendants or the Settling Defendants' Counsel is liable for or has any obligation to compensate for, or restore to the Settlement Fund or the Settling Plaintiffs or the Settling Plaintiffs' Counsel, any such losses or value fluctuations, and further agree that any such losses or fluctuations in value shall be at the risk of the Settling Plaintiffs and the Settling Plaintiffs' Counsel.

                11.19. Assignment of Agreement. Milberg Weiss shall not assign any of its rights or obligations under this Stipulation (including any rights and obligations as Lead Counsel or Escrow Agent) without the prior written consent of Hanover, and any attempted transfer or assignment in violation of this provision shall be null and void; provided, however, that Milberg Weiss may, without consent, but with prior written

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

        notice to Hanover, assign any such rights or obligations to a single entity formed as a result of a reorganization of Milberg Weiss as long as such assignee assumes all of the obligations of Milberg Weiss under this Stipulation and Milberg Weiss and each of its partners, as Milberg Weiss and its partners existed on May 12, 2003, are jointly and severally liable with the assignee for all such obligations.

                11.20. Facsimile Signatures. Any signature to this Stipulation, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manners and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of a Settling Party to this Stipulation, any other Settling Party to this Stipulation so executing and delivering this document by means of a facsimile machine shall reexecute original forms thereof and deliver them to the requesting party. No party to this Stipulation shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of this Stipulation and each such Person forever waives any such defense.

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

                The Settling Parties have caused this Stipulation to be duly executed and delivered by their counsel of record:

/s/ Kevin T. Abikoff                       Date: 10/13/03
--------------------
Kevin T. Abikoff
HUGHES HUBBARD & REED LLP
1775 I Street, N.W.
Washington, D.C.  20006-2401
Telephone:  202-721-4600
Facsimile:  202-721-4646

Counsel for Defendant Hanover Compressor
Company

/s/ Darren J. Robbins                      Date: 10/22/03
---------------------
Darren J. Robbins
Randall Steinmeyer
Amber L. Eck
MILBERG WEISS BERSHAD HYNES & LERACH LLP
401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619-231-1058
Facsimile:  619-231-7423

Counsel for Lead Plaintiffs Pirelli Armstrong Tire,
Retiree Medical Benefits Trust, Plumbers &
Steamfitters, Local 137 Pension Fund, O. Bryant
Lewis, 720 Capital Management, LLC and
Specialists DPM

/s/ Richard B. Brualdi                     Date: 10/23/03
-----------------------
Richard B. Brualdi
Kevin T. O'Brien
THE BRUALDI LAW FIRM
29 Broadway, Suite 1515
New York, New York 10006
Telephone: 212-952-0602
Facsimile: 212-785-1618

Counsel for Plaintiff Harbor Finance Partners

/s/ Paul T. Warner                         Date: 10/22/03
-------------------
Paul T. Warner
REICH & BINSTOCK
4265 San Felipe, Suite 1000
Houston, TX 77027
Telephone: 713-622-7271
Facsimile: 713-623-8724

Counsel for Plaintiffs Roger Koch, Henry Carranza and William Steves

/s/ David M. Goldstein                     Date: 10/23/03
-----------------------
David M. Goldstein
MARICIC & GOLDSTEIN, LLP
10535 Foothill Blvd., Suite 300
Rancho Cucamongo, CA  91729
Telephone: 909-945-9549
Facsimile: 909-980-5525

Counsel for Plaintiff William Steves

/s/ Neil Rothstein                         Date: 10/22/03
--------------------
Neil Rothstein
SCOTT & SCOTT, LLC
P.O. Box 192
108 Norwich Avenue
Colchester, CT 06415
Telephone: 1-800-404-7770
Facsimile: 1-860-537-4432

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Counsel for Plaintiff
Henry Carranza

/s/ Brian J. Robbins                       Date: 10/22/03
---------------------
Brian J. Robbins
ROBBINS UMEDA & FINK, LLP
1010 Second Avenue, Suite 2360
San Diego, CA 92101
Telephone: 619-525-3990
Facsimile: 619-525-3991

Counsel for Plaintiff
Roger Koch

/s/ Robert Schubert                        Date: 10/22/03
--------------------
Robert Schubert
SCHUBERT & REED LLP
Two Embarcadero Center
Suite 1660
San Francisco, CA  94111
Telephone: 415-788-4220
Facsimile: 415-788-0161

Counsel for Plaintiff
John B. Hensley, Jr.


/s/ John G. Emerson                        Date: 10/23/03
-------------------
John G. Emerson
Scott E. Poynter
EMERSON POYNTER LLP
P.O Box 164810
Little Rock, AR 72216-4810
Little Rock, AR 72202-5094
Telephone: 501-907-2555
Facsimile: 501-907-2556

Counsel for Plaintiff
Coffelt Family LLC

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

/s/ James Baskin                           Date: 10/22/03
----------------
James Baskin
BASKIN LAW FIRM
300 W. 6th Street, Suite 1950
Austin, TX  78701
Telephone: 512-381-6300
Facsimile: 512-322-9280

Counsel for Plaintiff
Henry Duncan Kirkley

/s/ Thomas Bilek                           Date: 10/23/03
------------------
Thomas Bilek
HOEFFNER & BILEK, L.L.P.
440 Louisiana Ste., 720
Houston, TX  77002
Telephone: 713-227-7720
Facsimile: 713-227-9404

Counsel for Plaintiffs
Ann Angleopoulos and Joyce Freeman

/s/ Robert B. Weiser                       Date: 10/23/03
-----------------------
Andrew L. Barroway
Robert B. Weiser
Eric L. Zager
SCHIFFRIN & BARROWAY
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA  19004
Telephone: 610-667-7706
Facsimile: 610-667-7056

Counsel for Plaintiff
Ann Angleopoulos

/s/ Evan Smith                             Date: 10/23/03
----------------
Evan Smith
BRODSKY & SMITH, LLC
240 Mineola Boulevard
Mineola, New York 11501
Telephone: 516-741-4977
Facsimile: 610-667-9029

Counsel for Plaintiff
Joyce Freeman

/s/ Pamela G. Smith                        Date: 10/23/03
-------------------
Pamela G. Smith
David H Kistenbroker
KATTEN MUCHIN ZAVIS &
ROSENMAN
525 West Monroe, Suite 1600
Chicago, IL 60661-3693
Telephone: 312-902-5200
Facsimile: 312-577-4770

Counsel for Defendant William S. Goldberg

/s/ Edward B. Horahan, III                 Date: 10/23/03
---------------------------
Edward B. Horahan, III
DECHERT LLP
1775 I Street, N.W.
Washington, DC 20006-2401
Telephone: 202-261-3300
Facsimile: 202-261-3333

Counsel for Defendant Charles D. Erwin

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

/s/ Eric J.R. Nichols                      Date: 10/23/03
----------------------
Eric J.R. Nichols
BECK REDDEN & SECREST
One Houston Center
1221 McKinney St., Suite 4500
Houston, TX 77010-2010
Telephone: 713-951-3701
Facsimile: 713-951-3720

Counsel for Defendant Michael J. McGhan

/s/ Craig Smyser                           Date: 10/22/03
------------------
Craig Smyser

SMYSER KAPLAN & VESELKA, L.L.P.
Bank of America Center
700 Louisiana Street, Suite 2300
Houston, TX 77002
Telephone: 713-221-2300
Facsimile: 713-221-2320

Counsel for Defendants Melvyn N. Klein, Ted
Collins, Jr., Robert R. Furgason,
Rene J. Huck and Alvin V. Shoemaker

/s/ Harvey G. Brown, Jr.                   Date: 10/24/03
------------------------
Harvey G. Brown, Jr.
WRIGHT & BROWN, LLP
Three Riverway, Suite 1660
Houston, TX 77057
Telephone: 713-572-4321
Facsimile: 713-572-4320

Counsel for Karen L. O'Connor  and the Estate of Michael A. O'Connor,
Deceased

/s/ Steven J. Rothschild                   Date: 10/23/03
-------------------------
Steven J. Rothschild
SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP
One Rodney Square, PO Box 636
Wilmington, DE 19801
Telephone: 302-651-3000
Facsimile: 302-651-3001

Counsel for Defendants Victor E. Grijalva, Gordon
T. Hall and I. Jon Brumley

/s/ Richard A. Rosen                       Date: 10/23/03
--------------------
Richard A. Rosen
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: 212-373-3000
Facsimile: 212-757-3990

Counsel for GKH

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